UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2003

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA (Address of principal executive offices)		19087 (Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Item 5.	Other Events.

On December 4, 2003, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing that it gave an update on its future plans at an investor meeting held in New York City. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated December 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 5, 2003	By:	/s/ Michael D. DiCandilo

Name: Michael D. DiCandilo Title: Senior Vice President and Chief Financial Officer